MANNING ELLIOTT       |   11th floor, 1050 West Pender Street, Vancouver, BC,
                      |   Canada V6E 3S7
                      |
ChARTERED ACCOUNTANTS |   Phone: 604.714.3600 Fax: 604.714.3669
                      |   Web: manningelliott.com


            Consent of Independent Registered Public Accounting Firm


To the Board of Directors
Of AVVAA World Health Products, Inc.

We consent to the use of our report dated September 9, 2005 on the financial statements of AVVAA World Health Care Products Inc. as of May 31, 2005 and 2004 that are included in the Company's Form 10-KSB, which is included, by reference, in the Company's Form S-8.


/s/ "Manning Elliott LLP"

MANNING ELLIOTT LLP
Chartered Accountants

Vancouver, Canada

January 3, 2006